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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) OCTOBER 13, 2000
                                                        ----------------


                              CONSUMERS U.S., INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


      333-31363-01                                        22-2874087
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


         3140 Williams Flinn Highway, Allison Park, Pennsylvania, 15101
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  412-486-9100
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS.

         On October 13, 2000, certain stockholders of Anchor Glass Container Corporation ("Anchor"), specifically Comac Partners, L.P., Comac Endowment Fund, L.P., Comac Opportunities Fund, L.P., Comac International, N.V., Carl Marks Strategic Investments, LP, Carl Marks Strategic Investments II, LP, Varde Partners, L.P., Varde Fund (Cayman) Ltd., Pequod Investments, L.P., Pequod International Ltd., Cerberus Partner L.P. and Cerberus International Ltd. (collectively, the "Plaintiffs"), commenced a shareholder derivative action against certain of Anchor's directors, officers, Consumers U.S., Inc. (the "Company") and certain other related entities in The Court of Chancery of the State of Delaware in and for New Castle County. The action seeks recovery to Anchor, which is named as a party to the action in the capacity of a nominal defendant, for damages Plaintiffs allege Anchor suffered through breach of fiduciary duties, unjust enrichment and usurpation of a corporate opportunity of Anchor. Plaintiffs claim that Anchor has suffered unspecified damages but which are "believed to be in excess of $50 million," and seek judgment, among other things requiring the defendants to pay to Anchor the amounts by which Anchor has been allegedly harmed. The Company believes that it has meritorious defenses to the Plaintiffs' claims in the action and intends to conduct a vigorous defense. The Company has been advised by the other defendants against whom recovery is sought that they likewise believe that they have meritorious defenses to the Plaintiffs' claims and also intend to conduct a vigorous defense.

















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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       CONSUMERS U.S., INC.


                                                       By: /s/ C. Kent May
                                                           ------------------
                                                           Name:  C. Kent May
                                                           Title: Secretary

Date: October 23, 2000